EXHIBIT 2.2


                                     BY-LAWS

                                       OF

                  COMMAND SMALL COMPUTER LEARNING CENTER, INC.

                                    ARTICLE I

                             OFFICES, CORPORATE SEAL

           (a) Registered Office. The required office of the corporation shall be as provided in the Articles of Incorporation, and the corporation may have such other offices as the Board of Directors shall from time to time determine.

           (b) Corporate Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

           (a) Place of Meetings. Meetings of the shareholders of the corporation shall be held at the registered office or at such other place, within or without the State of Minnesota, as may be designated by the Board of Directors.

           (b) Annual Meetings. The annual meeting of the shareholders of the corporation shall be held each year at 10:00 a.m. on the first Friday of the third month following the close of the corporation's fiscal or accounting year or if that date shall fall upon a legal holiday, then on the next succeeding business day, at which time the shareholders, voting as prescribed in the Articles of Incorporation, shall elect a Board of Directors, and

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shall transact such other business as shall properly come before them.

           (c) Special Meetings. Special meetings of the shareholders of the corporation shall be called by the Secretary at any time upon the request of the President, any Vice President, or a majority of the members of the Board of Directors, or upon the request of shareholders holding ten percent (10%) or more of the shares entitled to vote.

           (d) Quorum, Adjourned Meetings. The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. In case a quorum shall not be present at a meeting, those present shall adjourn to such day as they shall by majority vote agree upon. A notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present, they may adjourn from time to time as they see fit and no notice need be given. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

           (e) Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote thereat either in person or by proxy, as hereinafter provided. Each shareholder shall have one vote for each share having voting power and standing in his name on the books of the corporation.


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Upon the demand of any shareholder, the vote for Directors, or the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except where otherwise required by statute, the Articles of incorporation or the By-Laws.

           (f) Closing of Books. The Board of Directors may fix a time, not exceeding 40 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be the fifteenth day preceding the date of such meeting.

           (g) Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of each annual meeting and each special meeting, which notice shall be mailed at least five (5) days prior thereto; except that


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notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least two (2) weeks prior thereto; and except that notice of a meeting at which a proposal to dispose of all or substantially all of the property and assets of the corporation is to be considered shall be mailed to all shareholders of records, whether entitled to vote or note, at least ten (10) days prior thereto; and except that notice of a meeting at which a proposal to dissolve the corporation or to amend the Articles of Incorporation is to be considered shall be mailed to all shareholders of record entitled to vote thereon at least ten (10) days prior thereto. Every notice of any special meeting shall state the purpose or purposes of the proposed meeting; and the business transacted at all special meetings shall be confined to the purpose stated in the call.

           (h) Waiver of Notice. Notice of any annual or special meeting may be waived either before, at, or after such meeting in writing, signed by each shareholder or representative thereof entitled to vote the shares so represented.

           (i) Order of Business. The suggested order of business at the annual meeting of shareholders, and, as far as possible, at all other meetings of the shareholders shall be:

               (1)  Calling of roll.
               (2)  Proof of due notice of meeting or unanimous waiver.
               (3)  Reading and disposal of any unapproved minutes.
               (4)  Annual reports of officers and committees.
               (5)  Determination of number of Directors to be elected.
               (6)  Election of Directors.


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               (7)  Unfinished business.
               (8)  New Business.
               (9)  Adjournment.

                                   ARTICLE III

                                    DIRECTORS

           (a) General Powers. The property, affairs and business of the corporation shall be managed by the Board of Directors.

           (b) Number, Qualifications and Term of Office. The number of Directors shall be established by resolution of the shareholders, but shall not be more than fifteen (15) nor less than minimum required by Minnesota law. Directors need not be shareholders. Each of the Directors of this corporation shall hold office until the annual meeting of the shareholders next held after his election and until his successor shall have been elected and shall qualify, or until he shall resign, or shall have been removed as hereinafter provided.

           (c) Annual Meeting. As soon as practicable after each annual election of Directors, the Board of Directors shall meet at the registered office of the corporation, or at such other place within or without the State of Minnesota as may be designated by the Board of Directors, for the purpose of electing the officers of the corporation and for the transactions of such other business as shall come before the meeting.

           (d) Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place within or without the State of Minnesota as from time to time may


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be fixed by resolution adopted by a majority of the whole Board of Directors.

           (e) Special Meeting. Special meetings of the Board of Directors may be called by the President, or by any two of the Directors, and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

           (f) Notice of Meetings. No notice need be given of any annual or regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given to the Secretary, who shall give at least twenty-four (24) hours notice thereof to each Director by mail, telephone, telegraph, or in person.

           (g) Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before, at, or after such meeting in writing, signed by each Director. Each Director, by his attendance and participation in the action taken at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting.

           (h) Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, except that when a vacancy or vacancies exist, a majority of the remaining Directors (provided such majority consists of not less than two (2) Directors) shall constitute a quorum.

           (i) Vacancies. If there be a vacancy among the Directors of this corporation by reason of death, resignation or otherwise,


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such vacancy shall be filled for the unexpired term by a majority of the remaining Directors of the Board, and each person so elected shall be a Director until his successor is elected by the shareholders, who may make such election at their next annual meeting or at any meeting duly called for that purpose.

           (j) Removal. The entire Board of Directors or any individual Director may be removed from office with or without cause, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of Directors, except as otherwise provided by law where the stockholders have the right to cumulate their votes. In the event that the entire Board or any one or more Directors be so removed, new Directors shall be elected at the same meeting.

           (k) Written Action. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if done in writing and signed by all of the Directors.

           (1) Compensation. Directors who are not salaried officers of this corporation shall receive such fixed sums per meeting attended, or such fixed annual sum, as shall be determined from time to time by resolution of the Board of Directors. All Directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving this corporation in any other capacity and receiving proper compensation therefor.


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           (m) Order of Business. The suggested order of business at any meeting of the Directors shall be:

               (1)  Roll call.
               (2) Proof of due notice of meeting or unanimous consent, or unanimous presence and declaration by President.
               (3)  Reading and disposal of any unapproved minutes.
               (4)  Reports of officers and committees.
               (5)  Election of officers.
               (6)  Unfinished business.
               (7)  New Business.
               (8)  Adjournment.

                                   ARTICLE IV

                                    OFFICERS

           (a) Number. The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and agents as may from time to time be elected by the Board of Directors. Any two (2) offices, except those of President and Vice President, may be held by one person.

           (b) Election, Term of Office and Qualifications. At each annual meeting of the Board of Directors the Board shall elect, from within or without their number, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be deemed advisable. Such officers shall hold office until the next annual meeting of the Directors or until their successors are elected and qualify. All officers who may be Directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.


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           (c) Removal and Vacancies. Any officer may be removed from his office by a majority of the whole Board of Directors with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

           (d) President. The President shall preside at all meetings of the shareholders and Directors. He shall be the chief executive officer of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees. He shall execute and deliver in the name of the corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation and in addition, shall have such other duties as may from time to time be prescribed by the Board of Directors.

           (e) Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in the By-Laws or prescribed by the Board of Directors, in the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order in which they are elected.

           (f) Secretary. The Secretary shall be Secretary of and shall attend all meetings of the shareholders and Board of


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Directors and shall act as Clerk thereof and shall record all proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and Directors. He shall keep the seal of the corporation and shall affix the same to any instrument requiring it and may, when necessary, attest the seal by his signature. He shall with the President, or any Vice President, sign all certificates for shares of the corporation and affix the corporate seal thereto, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

           (g) Treasurer. The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed. He shall deposit all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as a majority of the whole Board of Directors shall from time to time designate. He shall have power to endorse for deposit all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation as ordered by the Board of Directors, making proper vouchers therefor. He shall render to the Board of Directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors. Further, the Treasurer shall have sole legal control to pay wages and sole legal control to withhold therefrom any sums pursuant to any


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obligation imposed by any federal, state, municipality, or other governmental agency authorized by law to require a sum to be withheld from wages by the employer of any employee.

           (h) Compensation. The officers of this corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors.

                                    ARTICLE V

                               EXECUTIVE COMMITTEE

           (a) Executive Committee. The Board of Directors, by unanimous affirmative action of the entire Board, may establish an executive committee consisting of two (2) or more Directors. Such committee may meet at stated times or on notice of all given by any of their own number. During the intervals between meetings of the Board of Directors, such committee shall advise and aid the officers of the corporation in all matters concerning the business and affairs of the corporation, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board of Directors may, by unanimous affirmative action of the entire Board, delegate to such committee authority to exercise all the powers of the Board of Directors, except the power to amend the By-Laws, while the Board of Directors is not in session. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.


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                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

           (a) Certificates for Shares. Every owner of shares of the corporation shall be entitled to a stock certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the President, or a Vice President, and by the Secretary or an Assistant Secretary, or by such officers as the Board of Directors may designate. Such signatures may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates which have been so cancelled, except in cases provised for in Article VI (d).

           (b) Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation, in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash, or other property, tangible or intangible, received or to be received by the corporation, of services rendered or to be rendered to the corporation, or of an amount


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transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of Directors making such allotments shall state by resolution their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash, or otherwise, shall not be less than the par value of the shares so allotted.

           (c) Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation the person or persons in whose name shares are registered on the books of the corporation.

           (d) Loss of Certificates. Any shareholder claiming that a certificate for shares is lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors shall require, and shall, if the Board of Directors so require, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors to indemnify the corporation against such claim as may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be


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issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

                                   ARTICLE VII

                            DIVIDENDS, SURPLUS, ETC.

           (a) Dividends. Subject to the provisions of the Articles of Incorporation, of these By-Laws and of the law, the Board of Directors may declare dividends from earned surplus or from net earnings for the current or preceding fiscal year of the corporation whenever, and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

           (b) Use of Surplus, Reserves. Subject to the provisions of the Articles of incorporation and of these By-Laws, the Board of Directors in its discretion may use and apply any of the net assets or net profits of the corporation applicable for such purpose in purchasing or acquiring any of the shares of the capital stock of the corporation in accordance with law, or any of its bonds, debentures, notes, script or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property of business of the corporation or for any other purpose it may think conductive to the best interests of the corporation.


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           (c) Unrealized Appreciation. The Board of Directors in computing the fair value of the assets of the corporation to determine whether the corporation may pay a dividend or purchase its shares, shall not include unrealized appreciation of said assets.

                                  ARTICLE VIII

                      BOOKS AND RECORDS, AUDIT, FISCAL YEAR

           (a) Books and Records. The Board of Directors of the corporation shall cause to be kept:

               (1) A share register, giving the names and addresses of the shareholders, the number and classes held by each, and the dates on which the certificates therefor were issued;

               (2)  Records for all proceedings of shareholders and Directors;
                    and,

               (3) Such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

           (b) Documents Kept at Registered Office. The Board of Directors shall cause to be kept at the registered office of the corporation original or copies of:

               (1)  Records of all proceedings of shareholders and Directors;
               (2)  By-Laws of the corporation and all amendments thereto; and,
               (3) Reports made to any or all of the shareholders within the last three (3) years.

           (c) Audit. The Board of Directors shall cause the records and books of account of the corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.


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           (d) Fiscal Year. The fiscal year of the corporation shall end each year on February 28.

                                   ARTICLE IX

                               INSPECTION OF BOOKS

           (a) Examination by Shareholders. Every shareholder of the corporation and every holder of a voting trust certificate shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, and at the place or places where usually kept, the share register, books of account and records of the proceedings of the shareholders and Directors, and to make extracts therefrom.

           (b) Information to Shareholders. Upon request by a shareholder of the corporation, the Board of Directors shall furnish to him a statement of profit and loss for the last fiscal year and a balance sheet containing a summary of the assets and liabilities as of the close of such fiscal year.

                                    ARTICLE X

                  LOANS TO OFFICERS, DIRECTORS AND SHAREHOLDERS

           The corporation shall not lend any of its assets to any officer or Director of the corporation, nor shall it lend any of its assets to the shareholders upon the security of its shares. If any such loan be made, the officers and Directors who make such loan, or assent thereto, shall be jointly and severally liable for repayment or return thereof. The corporation shall not take as security for any debt a lien upon its shares, unless such lien be taken to secure a debt previously contracted.


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                                   ARTICLE XI

                          INDEMNIFICATION OF DIRECTORS

           Each Director and officer, whether or not then in office, shall be indemnified by the corporation against all costs, attorney's fees and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a Director or officer of the corporation or of a subsidiary of the corporation; said expenses shall include the cost of reasonable settlements made with view of curtailment of costs of litigation. Neither the corporation or any subsidiary shall, however, indemnify any Director or officer for expenses incurred or imposed upon him in any action, suit, or proceeding brought against him by the corporation or any subsidiary with respect to matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been derelict in the performance of his duty as officer or Director, nor in respect of any matter on which any settlement or compromise is effected, if the total expense which might reasonably be incurred by such Director or officer in conducting such litigation to a final conclusion. The foregoing right of indemnification shall not be exclusive of other rights to which any Director or officer may be entitled as a matter of law.


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                                   ARTICLE XII

                                   AMENDMENTS

           These By-Laws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendment shall have been given in the notice given to the Directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeat such By-Laws by a majority vote of the shareholders present or represented at any annual or special meeting of shareholders called for such purpose and the Board of Directors shall not make or alter any By-Laws fixing their number, qualifications, or term of office.

           The undersigned, Richard A. Pomije Secretary of Command Small Computer Learning Center, Inc. hereby certifies that the foregoing By-Laws were duly adopted as the By-Laws of the corporation by the Board of Directors of said corporation at or by consent of all of the Board of Directors on April 8, 1982


                                        /s/ (illegible)
                                        ----------------------------------------
                                        Secretary


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